UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2019

VIVI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56009	81-3401645
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Yamato Road, Suite 101, Boca Raton, Florida 33431

(Address of principal executive offices (zip code))

(561) 717-4138

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 5, 2019, Vivi Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with QPAGOS, a publicly-held Nevada corporation that is in the business of providing physical and virtual payment services (the “Parent,” and together with the Company, the “Parties” and each individually, a “Party”). Upon the terms and subject to the satisfaction of the conditions described in the SPA, including approval of the transaction by Parent’s stockholders, the Company will acquire from Parent 100% of the outstanding common stock, par value $.001 (the “Shares”), of Parent’s wholly-owned subsidiary, QPAGOS Corporation, a Delaware corporation (the “Target”), with the Target becoming a wholly-owned subsidiary of the Company (the “Sale”). Target is the Parent’s operating company in Mexico and is the 99.9% owner of Q Pagos, SAPI de CV and Redpag Electrónicos, SAPI de CV, each of which is incorporated in Mexico.

The Company shall issue to the Parent an aggregate of 2,250,000 fully-paid and non-assessable shares of its common stock, par value $.001 (the “Company Common Stock”) in consideration for the Shares. The issuance of the Company Common Stock was made in reliance on the exemption from registration provided by Section 4(a)(2)

of the Securities Act (the “Act”), because the issuance did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

The SPA contains customary representations, warranties and covenants made by Company and Parent, including covenants relating to Company and Parent’s conduct of their respective businesses between the date of signing of the SPA and the closing (the “Closing”), and customary non-solicitation provisions. In addition, the Company will provide the Parent with piggy-back registration rights with respect to 1,000,000 of the shares of Company Common Stock issuable under the SPA. The Closing is subject to the satisfaction of certain conditions, including approval by Parent stockholders.

The SPA may be terminated by: (a) by mutual written consent of the Parties; (b) by either Party if the Sale is not consummated by February 5, 2020, subject to certain limitations; (c) by either Party if a governmental entity issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Sale, which order, decree, ruling or other action is final and nonappealable; (d) by either Party if the requisite approval of the Parent stockholders is not obtained, subject to certain limitations; (e) by Parent, upon Company’s breach of any representation, warranty, covenant or agreement, or if any representation or warranty of Company becomes untrue, in either case such that the conditions set forth in the SPA would not be satisfied as of the time of such breach or as of the time such representation or warranty becomes untrue, subject to cure provisions; (f) by Company, upon Parent’s breach of any representation, warranty, covenant or agreement, or if any representation or warranty of Parent becomes untrue, in either case such that the conditions set forth in the SPA would not be satisfied as of the time of such breach or as of the time such representation or warranty becomes untrue, subject to cure provisions; (g) by Company if a material adverse effect with respect to the Target or its subsidiaries occurs after August 5, 2019, subject to cure provisions; (h) by Parent if a material adverse effect with respect to the Company occurs after August 5, 2019, subject to cure provisions; or (i) by Parent, at any time, if Parent has received a Superior Offer (as defined in the SPA) and complied with its obligations under the SPA.

The foregoing description of the terms of the SPA does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the SPA, a copy of which is filed as Exhibit 10.6 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 and Item 5.02 is hereby incorporated by reference into this Item 3.02.

2

On June 19, 2019, the Company, relying upon Section 4(2) of the Act, issued 100,000 common shares to one U.S. entity and 1,070,769 common shares to six U.S. persons for services provided to the Company.

On June 19, 2019, the Company, relying upon Regulation S, issued 500,000 common shares to three foreign persons and 1,000,000 common shares to one foreign entity for services provided to the Company.

On June 30, 2019, the Company, relying upon Regulation S, issued 250,000 common shares to one foreign person for services provided to the Company.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

 (b) (c) (e)

Appointment and Resignation of Lucas Sodré as Chief Executive Officer

On August 5, 2019, Lucas Sodré resigned from his position with the Company as Chief Executive Officer, effective August 10, 2019, but will remain Chief Technology Officer of the Company and a Director. His resignation is not due to a dispute or disagreement with the Company.

Appointment of Gaston Pereira as Chief Executive Officer

On August 5, 2019, the Board of Directors of the Company (the “Board”) appointed Gaston Pereira as Chief Executive Officer of the Company, effective August 10, 2019, to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Pereira, 72, has served as President, Chief Executive Officer and Chairman of the Board of Directors of QPAGOS, a publicly-held payment service company, since May 12, 2016 and as the Interim Chief Financial Officer of QPAGOS Corporation since April 2018. Since the incorporation of QPAGOS Corporation, Mr. Pereira has served as its President, Chief Executive Officer and Chairman of the Board of Directors and has served in the same capacity for each of its subsidiaries, QPAGOS, S.A.P.I. de C.V. and Redpag Electrónicos S.A.P.I. de C.V., since their incorporation in Mexico in November 2013. From July 2012 until July 2013, he served as the Chief Marketing Officer of Liberty Card, Inc., where he was responsible for developing the strategy for the 24/7 CARD. From June 2010 until July 2012, he was President of SUMACARD, a program manager for prepaid debit cards. From March 2004 until October 2008, he served as Chief Sales and Marketing Officer for SIGUE, Corp. a money transfer operator. Previously Mr. Pereira was a corporate banker with Citibank in multiple markets including, U.S., Spain, Portugal, Argentina, Venezuela and Colombia.

Pereira Employment Agreement

On August 5, 2019, the Company entered into an employment agreement, effective August 10, 2019 (the “Pereira Employment Agreement”) pursuant to which Mr. Gaston Pereira will serve as the Chief Executive Officer of the Company for a term of 1 year. Under the Pereira Employment Agreement, Mr. Pereira will be entitled to a base monthly salary of $15,000 per month and is granted 300,000 shares of the Company’s common stock. Mr. Pereira shall also be eligible to participate in a bonus program based on his performance and the profitability of the Company should the Board implement such program, or the 2018 Equity Incentive Plan should the Board approve such plan. All bonuses and awards shall be determined in the Board’s sole discretion. Mr. Pereira shall also be entitled to certain health insurance benefits and the reimbursement of relocation and ordinary expenses.

The Company issued the 300,000 shares to Mr. Pereira in reliance on Section 4(a)(2) of the Act. The shares were issued as an employee sign-on bonus.

3

The Company may terminate the Pereira Employment Agreement “with” or “without” cause. In the event of a without cause termination that occurs after October 30, 2019, the Company shall provide 30 days prior written notice. No severance shall be paid upon any termination.

The Pereira Employment Agreement also includes customary confidentiality and non-competition covenants and a two-year post-termination non-solicitation covenant.

The foregoing summary descriptions of the material terms of the Pereira Employment Agreement are not complete and are subject to and qualified in their entirety by reference to the text of the Pereira Employment Agreement, a copy of which is filed herewith as Exhibit 10.7 and incorporated herein by reference.

Appointment of David Greenberg as Chief Operating Officer

On August 5, 2019, the Board appointed David Greenberg as Chief Operating Officer of the Company to serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Greenberg, 55, worked at Greenberg Capital LLC, a consulting company, for approximately 10 years prior to joining the Company. He has more than 25 years of experience in private investments, commodities trading and global markets. He previously served as President of Sterling Commodities Corp., where he helped shape the firm into one of the largest local clearinghouses at the New York Mercantile Exchange (NYMEX). At NYMEX, Mr. Greenberg was a member of the Board of Directors for three terms and served on the NYMEX Executive Committee. During his tenure on the Board of Directors, the exchange experienced a growth in valuation from $800 million to a high of $12 billion and had one of the most successful initial public offerings in U.S. history. He was part of a team involved in the introduction of electronic trading, the launch of ClearPort Clearing®, and the creation of the Dubai Mercantile Exchange. A former member of the Commodity Exchange (COMEX), New York Board of Trade (NYBOT) and Coffee, Sugar and Cocoa Exchange (CSCE), Mr. Greenberg was also an Executive Committee member of the Commodity Floor Brokers and Traders Association (CFBTA). He currently is the Director of Business Development at Florida Atlantic University, a member of the Board of Directors of Junior Achievement of South Florida, and previously served on the Board of Directors for the Futures and Options for Kids Foundation.

Greenberg Employment Agreement

On August 5, 2019, the Company entered into an employment agreement, effective July 1, 2019 (the “Greenberg Employment Agreement”), pursuant to which Mr. David Greenberg will serve as the Chief Operating Officer of the Company for a term of 1 year. Under the Greenberg Employment Agreement, Mr. Greenberg will be entitled to a base monthly salary of $10,000 per month until the Company’s next financing round, after which Mr. Greenberg will be entitled to a monthly salary of $20,000 per month, and is granted 300,000 shares of the Company’s common stock. Mr. Greenberg shall also be eligible to participate in a bonus program based on his performance and the profitability of the Company should the Board implement such program, or the 2018 Equity Incentive Plan should the Board approve such plan. All bonuses and awards shall be determined in the Board’s sole discretion. Mr. Greenberg shall also be entitled to certain health insurance benefits and the reimbursement of ordinary expenses.

The Company issued the 300,000 shares to Mr. Greenberg in reliance on Section 4(a)(2) of the Act. The shares were issued as an employee sign on bonus.

The Company may terminate the Greenberg Employment Agreement “with” or “without” cause. In the event of a without cause termination that occurs after September 29, 2019, the Company shall provide 30 days prior written notice. No severance shall be paid upon any termination.

The Greenberg Employment Agreement also includes customary confidentiality and non-competition covenants and a two-year post-termination non-solicitation covenant.

The foregoing summary descriptions of the material terms of the Greenberg Employment Agreement are not complete and are subject to and qualified in their entirety by reference to the text of the Greenberg Employment Agreement, a copy of which is filed herewith as Exhibit 10.8 and incorporated herein by reference.

4

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Current Report on Form 8-K.

No.	Exhibit

10.6	Stock Purchase Agreement, dated August 5, 2019, by and between Vivi Holdings, Inc. and QPAGOS*
10.7	Employment Agreement, dated August 5, 2019, by and between Vivi Holdings, Inc. and Gaston Pereira*
10.8	Employment Agreement, dated August 5, 2019, by and between Vivi Holdings, Inc. and David Greenberg*

*       Filed herewith

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVI HOLDINGS, INC.

By:	/s/ Lucas Sodré
	Name:	Lucas Sodré
	Title:	Chief Executive Officer

6